UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section
 14(a) of the Securities Exchange Act
of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

FIRST FOUNDATION INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V69783-P29928 BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O FIRST FOUNDATION INC. PO BOX 1342 BRENTWOOD, NY 11717 FIRST FOUNDATION INC. 2025 Annual Meeting Vote by May 28, 2025 11:59 PM ET Vote in Person at the Meeting* May 29, 2025 8:00 A.M., Pacific Time 18101 Von Karman Avenue, 2nd Floor Irvine, California 92612 You invested in FIRST FOUNDATION INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 29, 2025. Get informed before you vote View the Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 15, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V69784-P29928 Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors Nominees: 1a. Max A. Briggs, CFP For 1b. Sam Edelson For 1c. Henchy R. Enden For 1d. Simone Lagomarsino For 1e. Benjamin Mackovak For 1f. Elizabeth A. Pagliarini For 1g. C. Allen Parker For 1h. Mitchell M. Rosenberg For 1i. Thomas C. Shafer For 1j. Jacob P. Soneshine, J.D., CFA For 2. To approve the First Foundation Inc. Amended and Restated 2024 Equity Incentive Plan. For 3. To ratify the appointment of Crowe LLP as the Company’s independent registered public accountants for the year ending December 31, 2025. For 4. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2024. For 5. To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers. 1 Year NOTE: In their discretion, the proxies are authorized to transact such other business and to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.